UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): September 27, 2007

COMMUNICATIONS SYSTEMS, INC.

(Exact name of Registrant as specified in its charter)

Minnesota	001-31588	41-0957999
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

213 South Main Street Hector, MN	55342
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (320) 848-6231

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-2)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Sections 1-4, 6-8 are not applicable and therefore omitted

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(a)	Not applicable.

(b)

Communications Systems, Inc. (“CSI”) announced on September 27, 2007 that Paul N. Hanson, CSI’s Vice President and Chief Financial Officer, will retire at the end of 2007 and will conclude his employment with the Company in April 2008. From January to April 2008 Mr. Hanson will continue as an employee of the Company to assist his successor, who is named in sub-paragraph (c) (i) below, in transitional issues. The press release announcing Mr. Hanson’s retirement is attached as Exhibit 99.1.

(c)

(i)         CSI also announced on September 27, 2007 that David T. McGraw, currently serving as the President and General Manager of CSI’s Suttle subsidiary, will succeed Paul Hanson as Chief Financial Officer effective January 1, 2008. From October through December 2007 Mr. McGraw will begin the transition to his new position while continuing as Suttle’s General Manager. The announcement of Mr. McGraw’s appointment is included in the press release attached as Exhibit 99.1.

(ii)        CSI announced on September 28, 2007 that William G. Schultz has been appointed Executive Vice President and General Manager of its Transition Networks, Inc. subsidiary effective October 1, 2007. Mr. Schultz has served as interim General Manger of Transition Networks since July 2007 and has been its Vice President of Marketing for six and a half years. The press release announcing Mr. Schultz’s appointment is attached as Exhibit 99.2.

(d)	Not applicable.

(e)	Not applicable.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

The following are filed as exhibits to this Current Report:

Exhibit No.	Description of Exhibit

99.1	Press Release issued September 27, 2007

99.2	Press Release issued September 28, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

COMMUNICATIONS SYSTEMS, INC.
By:	/s/ Paul N. Hanson
Paul N. Hanson Its: Chief Financial Officer

Dated:  September 28, 2007